                                                                       EXHIBIT 8

                       [HOOPS & LEVY, L.L.P. LETTERHEAD]


                                [FORM OF OPINION]


                           _____________________, 1998


Each Limited Partnership on Exhibit A
Swift Energy Company
Managing General Partner
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                  Re:  Form S-4 Swift Energy Company, Registrant -- Tax Aspects

Gentlemen:

                  We have acted as special tax counsel to the limited partnerships listed on Exhibit A attached hereto (collectively the "Partnerships"), each of which was formed under the Texas Revised Limited Partnership Act, in connection with an offering of limited partnership interests pursuant to registered offerings made by Swift Energy Company over a period of nine years. We also have acted as special tax counsel to Swift Energy Company, a Texas corporation that acts as Managing General Partner of each of the Partnerships in connection with the "Federal Income Tax Consequences of Adoption of the Proposals" and "Material Federal Income Tax Consideration of Electing to Receive Common Stock in Lieu of Cash Upon Partnership Liquidation" of the Final Amendment to Form S-4 Registration Statement, dated ________ (the "Registration Statement") and the Summary of Federal Income Tax Consequences in each Supplement to the Registration Statement. You have requested our opinion regarding the federal income tax consequences of (i) the sale of all of each Partnership's oil and gas assets and the liquidation of each Partnership approving said sale and (ii) an Investor's purchase of Swift Energy Company stock with Partnership property sales proceeds, each in accordance with the terms of the Registration Statement, the Supplement for each Partnership and each Partnership's Limited Partnership Agreement.

                  The facts, as we understand them, are as set forth in the Registration Statement, each Supplement thereto and all exhibits to each. As to various questions of fact material to the opinions expressed below, we have relied in part to the extent we deemed reasonably appropriate upon the disclosures made by Swift Energy Company in the Registration Statement and all attachments thereto including without limitation the Supplements, other representations made by officers and employees of Swift Energy Company to us, and other documents, records and instruments furnished to us by Swift Energy Company, without independent verification of the accuracy of such representations, documents, records or instruments. With regard to documents we have received or reviewed, we have assumed the conformity of all copies to original documents and we also have assumed the genuineness of signatures and the authenticity and accuracy of all original documents or copies thereof. We also have assumed that the Partnerships constitute partnerships for federal income tax purposes.

                  In our opinion, except to the extent affected by the individual circumstances of Investors, as defined in the Registration Statement, the disclosures contained under the "Federal Income Tax Consequences of Adoption of the Proposals" and "Material Federal Income Tax Consideration of Electing to Receive

Listed Partnerships
Swift Energy Company
________, 1998
Page 2


Common Stock in Lieu of Cash Upon Partnership Liquidation" in the Registration Statement fairly present the federal income tax considerations material to those individuals considering either the sale of Partnership Properties pursuant to the Proposals or a purchase of Company stock, or both.

                  Our opinion as to the federal income tax consequences as stated under "Federal Income Tax Consequences of Adoption of the Proposals" and "Material Federal Income Tax Consideration of Electing to Receive Common Stock in Lieu of Cash Upon Partnership Liquidation" is merely a statement as to what we regard the federal income tax consequences to be. It is based upon our interpretations of statutes, regulations, notices, published rulings, representations of the Managing General Partner, certain specifically applicable private letter rulings, and other legal precedents in effect as of the date hereof.

         The Internal Revenue Service Restructuring and Reform Act of 1998 was enacted on July 22, 1998. This act materially modifies the treatment and rights of many taxpayers relative to the Internal Revenue Service and generally reduces the long term capital gains holding period on most assets for individuals to more than twelve months for sales made after December 31, 1997. The Taxpayer Relief Act of 1997, enacted on August 5, 1997, significantly revised the Internal Revenue Code of 1986 and may materially affect individual taxpayers. There have been numerous other, recent changes in the taxing statutes, including the Small Business Job Protection Act of 1996, other 1996 acts that made changes to the tax laws, the Omnibus Budget Reconciliation Act of 1993, the Revenue Reconciliation Act of 1990, and Comprehensive Energy Policy Act of 1992. The taxing statutes also have been amended by other public laws pertaining to non-tax matters. Certain provisions of each act, as well as previous acts, remain unclear due to the limited amount of relevant legislative history and the lack of proposed or final regulations interpreting the provisions of such acts and previous acts.

                  It is reasonable to expect further changes in the federal income tax. The authority upon which we rely as to any particular federal income tax consequences is subject to change at any time and such change may have retroactive effect.

                  We consent to the use of this opinion and the reference to our firm in the Registration Statement.


                                                Very truly yours,




                                                HOOPS & LEVY, L.L.P.





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                       [HOOPES & LEVY, L.L.P. LETTERHEAD]


                                    EXHIBIT A
                     (Attached to letter dated _____, 1998)


Swift Energy Income Partners 1986-D, Ltd.                         Swift Energy Income Partners 1990-A, Ltd.
Swift Energy Income Partners 1987-A, Ltd.                         Swift Energy Managed Pension Assets Partnership 1990-B, Ltd.
Swift Energy Income Partners 1987-B, Ltd.                         Swift Energy Income Partners 1990-B, Ltd.
Swift Energy Income Partners 1987-C, Ltd.                         Swift Energy Income Partners 1990-1, Ltd.
Swift Energy Income Partners 1987-D, Ltd.                         Swift Energy Income Partners 1990-2, Ltd.
Swift Energy Managed Pension Assets Partnership 1988-A, Ltd.      Swift Energy Pension Partners 1991-C, Ltd.
Swift Energy Income Partners 1988-A, Ltd.                         Swift Energy Operating Partners 1991-C, Ltd.
Swift Energy Managed Pension Assets Partnership 1988-B, Ltd.      Swift Energy Pension Partners 1992-A, Ltd.
Swift Energy Income Partners 1988-B, Ltd.                         Swift Energy Operating Partners 1992-A, Ltd.
Swift Energy Managed Pension Assets Partnership 1988-C, Ltd.      Swift Energy Pension Partners 1992-B, Ltd.
Swift Energy Income Partners 1988-C, Ltd.                         Swift Energy Operating Partners 1992-B, Ltd.
Swift Energy Income Partners 1988-D, Ltd.                         Swift Energy Pension Partners 1992-C, Ltd.
Swift Energy Managed Pension Assets Partnership 1988-1, Ltd.      Swift Energy Operating Partners 1992-C, Ltd.
Swift Energy Income Partners 1988-1, Ltd.                         Swift Energy Pension Partners 1992-D, Ltd.
Swift Energy Managed Pension Assets Partnership 1988-2, Ltd.      Swift Energy Operating Partners 1992-D, Ltd.
Swift Energy Income Partners 1988-2, Ltd.                         Swift Energy Pension Partners 1993-A, Ltd.
Swift Energy Income Partners 1988-3, Ltd.                         Swift Energy Operating Partners 1993-A, Ltd.
Swift Energy Managed Pension Assets Partnership 1989-A, Ltd.      Swift Energy Pension Partners 1993-B, Ltd.
Swift Energy Income Partners 1989-A, Ltd.                         Swift Energy Operating Partners 1993-B, Ltd.
Swift Energy Managed Pension Assets Partnership 1989-B, Ltd.      Swift Energy Pension Partners 1993-C, Ltd.
Swift Energy Income Partners 1989-B, Ltd.                         Swift Energy Operating Partners 1993-C, Ltd.
Swift Energy Managed Pension Assets Partnership 1989-C, Ltd.      Swift Energy Pension Partners 1993-D, Ltd.
Swift Energy Income Partners 1989-C, Ltd.                         Swift Energy Operating Partners 1993-D, Ltd.
Swift Energy Managed Pension Assets Partnership 1989-D, Ltd.      Swift Energy Pension Partners 1994-A, Ltd.
Swift Energy Income Partners 1989-D, Ltd.                         Swift Energy Operating Partners 1994-A, Ltd.
Swift Energy Managed Pension Assets Partnership 1989-1, Ltd.      Swift Energy Pension Partners 1994-B, Ltd.
Swift Energy Income Partners 1989-1, Ltd.                         Swift Energy Operating Partners 1994-B, Ltd.
Swift Energy Managed Pension Assets Partnership 1989-2, Ltd.      Swift Energy Pension Partners 1994-C, Ltd.
Swift Energy Income Partners 1989-2, Ltd.                         Swift Energy Operating Partners 1994-C, Ltd.
Swift Energy Income Partners 1989-3, Ltd.                         Swift Energy Pension Partners 1994-D, Ltd.
Swift Energy Income Partners 1989-4, Ltd.                         Swift Energy Operating Partners 1994-D, Ltd.
Swift Energy Managed Pension Assets Partnership 1990-A, Ltd.